EXHIBIT 10.91

                         TRADEMARK LICENSE AGREEMENT


       THIS TRADEMARK LICENSE AGREEMENT ("Agreement"), effective as of October 12, 1998 is made by and between CARALOE, INC. ("Licensor"), a Texas corporation, having its principal place of business at 2001 Walnut Hill Lane, Irving, Texas 75038, and One Family, Inc., ("Licensee"), having its principal place of business at 8160 Blakeland Drive, Unit A, Littleton, CO 80125.

                             W I T N E S S E T H:

       WHEREAS, Licensor and One Family, Inc., ("OFI") have previously entered into a Supply Agreement (the "Supply Agreement") for the sale by Licensor and purchase by OFI of bulk Aloe vera mucilaginous polysaccharide including one particular product (hereinafter referred to under the product name of Manapol[R] or Manapol[R] Powder) to be used as one of the ingredients in a drink or drinks manufactured by OFI also containing other ingredients and substances (the "OFI Manufactured Products"):

       WHEREAS, Carrington Laboratories, Inc., a Texas corporation ("Carrington"), is the owner of the Trademark Manapol[R] (the "Mark") and has granted to Licensor a license to use the Mark and to license others to use it on a non-exclusive basis;

       WHEREAS, Licensee is desirous of obtaining from Licensor, and Licensor is willing to grant to Licensee, a license to use the Trademark Manapol[R] (the "Mark") in connection with the advertising and sale of the OFI Manufactured Products subject to the terms, conditions and restrictions set forth herein; and

       WHEREAS, Licensor and Licensee are mutually desirous of insuring the consistent quality of all products sold in connection with the Mark;

       NOW, THEREFORE, in consideration of premises, the mutual covenants, promises and agreement set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant, promise and agree as follows:

                                  Article 1

                                   LICENSE

       1.1 Terms and Conditions. Licensor hereby grants to Licensee the non-transferable right and non exclusive license to use the Mark and associated product (Manapol[R] powder), in connection with the labeling, advertising and sale of the OFI Manufactured Products manufactured and sold by OFI for Licensee during the term of this Agreement. During the term of this Agreement, Licensee shall have the non exclusive right to use the Mark in connection with the OFI Manufactured Products containing Manapol[R] powder in a drink or drinks that are intended for sale to the ultimate consumer in the U.S.
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       1.2  License Coterminous With Supply Agreement.  The license granted by this Agreement shall run coterminously with the Supply Agreement, and any actions or events which shall operate to extend or terminate the Supply Agreement shall automatically extend or terminate this Agreement simultaneously.

       1.3 Sublicenses. Licensee shall not have the right without written permission from Licensor to grant sublicenses with respect to the license granted herein; however, Licensee may engage a third party or parties to make and affix labels for the OFI Manufactured Products in compliance with Articles 2,3, and 4 hereof, and/or to distribute and sell the OFI Manufactured Products in compliance with the terms and conditions of this Agreement. Licensee shall be expressly obligated to ensure full compliance with all terms and conditions of this Agreement.

                                  Article 2

                       CERTAIN OBLIGATIONS OF LICENSEE

       2.1 Representations by Licensee. Licensee shall not represent in any manner that it owns any right, title or interest in or to the Mark. Licensee acknowledges that its use of the Mark shall inure to the benefit of Licensor and shall not create in Licensee's favor any right, title or interest in or to the Mark.

       2.2 Discontinuation of Use of Mark. Upon the expiration or termination of this Agreement, Licensee will cease and desist from all use of the Mark in any manner and will not adopt or use, without Licensor's prior written consent, any word or mark which is confusingly or deceptively similar to the Mark, except that Licensee may continue to use the Mark under the terms and conditions of this Agreement in connection with any remaining supplies of the Manapol[R] drink or drinks purchased by Licensee from OFI until such supplies are exhausted.

       2.3 Standards. All products on which the Mark is used by Licensee shall be of consistent quality and shall meet or exceed all standards set by Licensor, in Licensor's sole discretion, from time to time. Licensee shall have thirty (30) days from the receipt of written notice of any change in the standards to comply with any new requirements.

       2.4 Use of Trademark. Licensee shall not use the Mark except as specifically set forth herein. Without limiting the generality of the preceding sentence, Licensee shall not use the Mark in connection with the sale or advertising of any products other than the OFI Manufactured Products.


                                  Article 3

                           MANUFACTURING AND SALE

       3.1 Combination With Other Products. Licensee shall not combine or cause to be combined Manapol[R] powder with any product or substance in any manner which would violate any laws, rules or regulations of any state, federal or other governmental body.

       3.2 Compliance by Third Parties. Licensee shall take all steps reasonably necessary to ensure that its distributors, if any, and any other parties to whom it sells any of the OFI Manufactured Products for resale do not relabel, repackage, advertise, sell or attempt to sell Manapol[R] powder or any of the OFI Manufactured Products in a manner that would violate this Agreement if done by Licensee.

       3.3 Manapol[R] Content. The amount of Manapol[R] powder to be contained in each of the OFI Manufactured Products shall be no less than fifteen milligrams (15mgs) per ounce. The parties shall meet once each year to determine and agree upon the Manapol[R] powder content for existing and proposed OFI Manufactured Products.

                                  Article 4

                            LABELS AND ADVERTISING
       4.1 Regulatory Compliance of Labels and Advertising. All labels and advertising relating to the OFI Manufactured Products offered in connection with the Mark must strictly comply with all applicable laws, rules and regulations in the U.S. relating to product ingredients.

       4.2 Mandatory Requirements. Licensee shall cause all labels, packaging, advertising and promotional materials used by it in advertising, marketing and selling any product manufactured by or on behalf of Licensee that contains Manapol[R] powder to contain (i) the Mark, (ii) a statement setting forth the concentration of Manapol[R] powder contained in such product, and (iii) the following legend:

         Manapol[R] powder is a registered trademark of Caraloe, Inc.

       4.3 Claims by Licensee. Licensee hereby agrees not to make, or permit any of its employees, agents or distributors to make, any claims of any properties or results relating to Manapol[R] or Manapol[R] powder, unless such claims comply with the applicable laws, rules and regulations of the U.S.


                                  Article 5

                                   ROYALTY

       5.1 Licensee agrees to pay to Licensor a royalty of fifteen cents ($0.15) per product.

       5.2 Licensee shall make the royalty payment to Licensor within thirty (30) days of receipt of an invoice from OFI for products shipped to Licensee.

       5.3 All payments hereunder are to be paid in U.S. currency at the address set forth at the beginning of this Agreement.

                                  Article 6

               NEGATION OF WARRANTIES, DISCLAIMER AND INDEMNITY

       6.1 Negation of Warranties, etc. Nothing in this Agreement shall be construed or interpreted as:

       (a) a warranty or representation by Licensor that any OFI Manufactured Products made, used, sold or otherwise disposed of under the license granted in this Agreement is or will be free of infringement or the like of the rights of third parties; or

       (b) an obligation by Licensor to bring or prosecute actions or suits against third parties for infringement or the like of the Manapol[R] powder; or

       (c) granting by implication, estoppel or otherwise any licenses or rights other than those expressly granted hereunder.

       6.2 Disclaimer. LICENSOR MAKES NO REPRESENTATIONS, EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS AND FITNESS FOR A PARTICULAR PURPOSE, AND ASSUMES NO RESPONSIBILITIES WHATSOEVER WITH RESPECT TO THE USE, SALE OR OTHER DISPOSITION BY LICENSEE OR ITS CUSTOMERS, VENDEES OR OTHER TRANSFEREES, WITH RESPECT TO THE MARK OR ANY PRODUCTS MADE OR SOLD BY LICENSEE.

       6.3 Liability of Licensee for Products. As between Licensor and Licensee, Licensee shall assume all financial and other obligations for the OFI Manufactured Products made for it and sold by it under this Agreement and Licensor shall not incur any liability or responsibility to Licensee or to third parties arising out of or connected in any manner with Licensee's products made or sold pursuant to this Agreement. In no event shall Licensor be liable for lost profits, special damages, consequential damages or contingent liabilities arising out of or connected in any manner with this Agreement or the OFI Manufactured Products made for or sold by Licensee under this Agreement.

       6.4 Indemnity of Licensor. Licensee agrees to defend, indemnify and hold Licensor, its officers, directors, employees and agents, harmless against all claims, liabilities, demands, damages, expenses or losses arising out of or connected with any use, sale or other disposition of Licensee's or OFI s Manufactured Products by Licensee or by any other party.

       6.5  Trademark   Infringement.    Licensor  shall,  however,  defend
  Licensee against any claims of trademark infringement resulting from Licensee s use of the trademark Manapol[R] in the U.S.

                                  Article 7

                             TERM AND TERMINATION

       7.1 Term. Unless terminated earlier as provided for herein, this Agreement shall remain in full force and effect for a three (3)-year period ending at midnight on October 12, 2006. This Agreement may be extended or renewed as provided in Section 1.2, or otherwise by the written agreement of the parties.

       7.2  Breach  of  Agreement.  Except as provided otherwise in Section
  7.3, if either party breaches any material provision of this Agreement and fails to cure the breach within thirty (30) days after receipt of written notice from the nonbreaching party specifying the breach, then the nonbreaching party may terminate this Agreement upon written notice to the breaching party, which right of termination shall be in addition to, and not in lieu of, all other rights and remedies the nonbreaching party may have against the breaching party under this Agreement, at law or in equity. Failure by Licensor to give notice of termination with respect to any such failure shall not be deemed a waiver of its right at a later date to give such notice if such failure continues or again occurs, or if another failure occurs. A breach by either party of a material provision of the Supply Agreement shall be deemed a breach by such party of a material provision of this Agreement.

       7.3 Immediate Termination. Licensor may immediately terminate this Agreement, upon written notice to Licensee, upon the occurrence of any one or more of the following events: (i) Licensee breaches any provision of Articles 2, 3, or 4; (ii) OFI fails to purchase and/or to pay for the Manapol[R] powder that it is obligated to purchase and pay for under the Supply Agreement in accordance with the terms thereof; (iii) Licensee voluntarily seeks protection under any federal or state bankruptcy or insolvency laws; (iv) a petition for bankruptcy or the appointment of a receiver is filed against Licensee and is not dismissed within thirty
  (30) days thereafter; (v) Licensee makes any assignment for the benefit of its creditors; or (vi) Licensee ceases doing business.

       7.4 Survival of Provisions. In the event of termination, cancellation or expiration of this Agreement for any reason, Sections
  2.2,  6.1,  6.2,  6.3,  6.4,  6.5  and  8.1  hereof  shall  survive  such termination, cancellation or expiration and remain in full force and effect.

                                  Article 8

                                MISCELLANEOUS

       8.1 Equitable Relief. A breach or default by Licensee of any of the provisions of Articles 2, 3 and 4 hereof shall cause Licensor to suffer irreparable harm and, in such event, Licensor shall be entitled, as a matter of right, to a restraining order and other injunctive relief from any court of competent jurisdiction, restraining any further violation thereof by Licensee, its officers, agents, servants, employees and those persons in active concert or participation with them. The right to a restraining order or other injunctive relief shall be supplemental to any other right or remedy Licensor may have, including, without limitation, the recovery of damages for the breach or default of any of the terms of this Agreement.

       8.2 Amendment. This Agreement may be changed, modified, or amended only by an instrument in writing duly executed by each of the parties hereto.

       8.3 Entire Agreement. This Agreement constitutes the full and complete agreement of the parties hereto and supersedes any and all prior understandings, whether written or oral, with respect to the subject matter hereof.

       8.4 No Waiver. The failure of either party to insist upon strict performance of any obligation hereunder by the other party, irrespective of the length of time for which such failure continues, shall not be a waiver of its right to demand strict compliance in the future. No consent or waiver, express or implied, by either party to or of any breach or default in the performance of any obligation hereunder by the other party shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

       8.5 Notices. All notices required or permitted to be made or given pursuant to this Agreement shall be in writing and shall be considered as properly given or made when personally delivered or when duly deposited in the mails, first class mail, postage prepaid, or when transmitted by prepaid telegram, and addressed to the applicable address first above written or to such other address as the addressee shall have theretofore specified in a written notice to the notifying party.

       8.6 Assignment. This Agreement or any of the rights or obligations created herein may be assigned, in whole or in part, by Licensor. However, this Agreement is personal to Licensee, and Licensee may not assign this Agreement or any of its rights, duties or obligations under this Agreement to any third party without Licensor's prior written consent, and any attempted assignment by Licensee not in accordance with this Section 9.6 shall be void.

       8.7 Relationship of Parties. Nothing contained herein shall be construed to create or constitute any employment, agency, partnership or joint venture arrangement by and between the parties, and neither of them has the power or authority, express or implied, to obligate or bind the other in any manner whatsoever.

       8.8 Remedies Cumulative. Unless otherwise expressly provided herein, the rights and remedies hereunder are in addition to, and not in limitation of, any other rights and remedies, at law or in equity, and the exercise or one right or remedy will not be deemed a waiver of any other right or remedy.

       8.9 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, provided, however, that the foregoing shall not be deemed to expand or otherwise affect the limitations on assignment and delegation set forth in Section 7.6 hereof, and except as otherwise expressly provided in this Agreement, no other person or business entity is intended to or shall have any right or interest under this Agreement.

       8.10 Governing Law. This Agreement shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Texas, excluding, however, any conflicts of law rules that would require the application of the laws of any other state or country.

       8.11 Headings.    The  headings  used  in  this  Agreement  are  for
  convenience of reference only and shall not be used to interpret this Agreement.

       8.12 Counterparts.    This  Agreement  may  be  executed in multiple
  counterparts, each of which shall be deemed an original and all of which will constitute but one and the same instrument.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                CARALOE, INC.



                                By:  \s\ Bill Pine

                                Name:    Bill Pine
                                Title:   General Manager


                                ONE FAMILY, INC.



                                By:  \s\ Hilton Sher

                                Name:    Hilton Sher
                                Title:   Chief Financial Officer